UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 2012

Flushing Financial Corporation
(Exact name of registrant as specified in its charter)

001-33013
(Commission File Number)

Delaware
(State or other jurisdiction of incorporation)

11-3209278
(IRS Employer Identification No.)

1979 Marcus Avenue, Suite E140, Lake Success, New York 11042
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Flushing Financial Corporation, the parent holding company for Flushing Savings Bank, FSB ("Bank"), announced today that the Bank filed an application with the applicable bank regulators to combine with the Bank's wholly-owned subsidiary, Flushing Commercial Bank, which will have the effect of converting the Bank from a federally-chartered savings bank to a New York State-chartered commercial bank. In due course, Flushing Financial Corporation will be filing an application with the Federal Reserve to change from a savings and loan holding company to a bank holding company under federal banking laws in connection with the transaction. Subject to receiving the necessary regulatory approvals, the Bank and Flushing Commercial Bank will be combined, and the resulting combined institution will be a full-service New York State-chartered commercial bank operating under the name "Flushing Bank," and Flushing Financial Corporation will be a bank holding company under the Bank Holding Company Act of 1956, as amended. Attached as exhibit 99.1 is the press release of Flushing Financial Corporation dated October 11, 2012.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

99.1.	Press release of Flushing Financial Corporation dated October 11, 2012. "Flushing Savings Bank to Combine with its Subsidiary Under New York Commercial Bank Charter."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flushing Financial Corporation
Date: October 11, 2012	By:	/s/ DAVID W. FRY David W. Fry
	Title:	Executive Vice President, Treasurer and Chief Financial Officer